10. Shareholder Meeting Results:
   The Funds annual meeting of shareholders was held on May 6, 2008. Of the 11,471,348 common shares outstanding, the following shares were voted at the meeting:

Election of
Trustees:
For

Withheld



Ronald J.
Arnault
11,127,136

121,430



Anita L.
DeFrantz
11,125,996

122,570



R. Jay Gerken
11,133,374

115,192



Ronald L. Olson
11,130,580

117,986



Avedick B.
Poladian
11,127,449

121,117




Of the 2,880 preferred shares outstanding, the following shares were voted at the meeting:

Election of
Trustees:
For

Withheld



Ronald J.
Arnault
2505

114



Anita L.
DeFrantz
2507

112



R. Jay Gerken
2505

114



Ronald L. Olson
2505

114



Avedick B.
Poladian
2505

114



William E.B.
Siart
2505

114



Jaynie Miller
Studenmund
2507

112